EXHIBIT 24.1

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Harsco Corporation, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Patrick K. Decker, Barry E. Malamud and A. Verona Dorch, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of Common Stock of the Registrant issuable in connection with the Registrant’s 2013 Equity and Incentive Compensation Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 23rd day of April, 2013.

/s/ Patrick K. Decker Patrick K. Decker President, Chief Executive Officer and Director (Principal Executive Officer)	/s/ F. Nicholas Grasberger, III F. Nicholas Grasberger, III Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Barry E. Malamud Barry E. Malamud Vice President and Corporate Controller (Principal Accounting Officer)	/s/ James F. Earl James F. Earl Director

/s/ Kathy G. Eddy Kathy G. Eddy Director	/s/ David C. Everitt David C. Everitt Director

/s/ Stuart E. Graham Stuart E. Graham Director	/s/ Terry D. Growcock Terry D. Growcock Director

/s/ Henry W. Knueppel Henry W. Knueppel Non-Executive Chairman and Director	/s/ James M. Loree James M. Loree Director

/s/ Andrew J. Sordoni, III Andrew J. Sordoni, III Director	/s/ Dr. Robert C. Wilburn Dr. Robert C. Wilburn Director